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                                                                    EXHIBIT 10.5

                                AMENDMENT NO. 2
                                       TO
                            OYO GEOSPACE CORPORATION
                      1997 KEY EMPLOYEE STOCK OPTION PLAN

              adopted by the Board of Directors November 16, 1998


     This Amendment amends the OYO Geospace Corporation 1997 Key Employee Stock Option Plan (the "Plan") as follows:

1.  Section 4.2 of the Plan is amended to read in its entirety as follows:
2.
     "4.2 DEDICATED SHARES. The total number of shares of Stock with respect to which Options and Stock Awards may be granted under the Plan shall be 625,000. The shares may be treasury shares or authorized but unissued shares. The maximum number of shares subject to Options that may be issued to any Employee under the Plan in any calender year is 400,000. The number of shares stated in this Section 4.2 shall be subject to adjustment in accordance with the provisions of Section 4.5.

     In the event that any outstanding Option or Stock Award shall expire or terminate for any reason or any Option or Stock Award is surrendered, the shares of Stock allocable to the unexercised portion of that Option or Stock Award may again be subject to an Option or Stock Award under the Plan."